UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2012 (October 24, 2012)

Array BioPharma Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction
of incorporation)

001-16633	23-2908305
(Commission File Number)	(I.R.S. Employer Identification No.)

3200 Walnut Street, Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

303-381-6600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 31, 2012, the Board of Directors of Array BioPharma Inc. (the “Company”) approved an amendment, subject to stockholder approval, to the Company’s Employee Stock Purchase Plan, as amended (the “ESPP”) to increase the number of shares of common stock reserved for issuance under the ESPP by 600,000 shares, to an aggregate of 4,650,000 shares. On October 24, 2012, the stockholders of the Company approved this amendment at the Company’s 2012 Annual Meeting of stockholders (the “Annual Meeting”). A copy of the ESPP is attached as Appendix B to the proxy statement filed by the Company with the Securities and Exchange Commission in connection with the Annual Meeting.

Item 5.03                     AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On August 31, 2012, the Board of Directors approved an amendment, subject to stockholder approval, to the Company’s Amended and Restated Certificate of Incorporation increasing the number of shares of Common Stock the Company is authorized to issue from 120,000,000 to 220,000,000 shares. On October 24, 2012, the stockholders of the Company approved this amendment at the Annual Meeting. A copy of the amendment to the Amended and Restated Certificate of Incorporation is attached hereto as an exhibit and incorporated herein by reference.

Item 5.07.                     SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On October 24, 2012, the Company held its Annual Meeting. There were 69,343,231 shares of common stock represented in person or by valid proxies at the Meeting and entitled to be voted, representing 75.27% of the 92,120,044 shares of common stock outstanding as of the August 27, 2012 record date.  The stockholders voted on five proposals at the Annual Meeting.  The proposals are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission dated September 14, 2012.  The following is a tabulation of the final voting results for each of the proposals presented and voted on at the Annual Meeting.

Proposal 1: The Company’s stockholders elected two Class III Directors, each to serve for a three-year term expiring at the 2015 annual meeting of stockholders and until their respective successors have been duly elected and qualified.  The votes regarding this proposal were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Gwen Fyfe, M.D.	45,685,351	5,331,182	18,326,698
Liam Ratcliffe, M.D., Ph.D.	48,161,088	2,855,445	18,326,698

Proposal 2: The Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation increasing the number of shares of Common Stock the Company is authorized to issue from 120,000,000 shares to 220,000,000 shares. The votes regarding this proposal were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
63,117,101	6,142,341	83,789	0

Proposal 3: The Company’s stockholders approved the increase in the number of shares of Common Stock authorized for issuance under the Company’s Employee Stock Purchase Plan by an additional 600,000 shares.  The votes regarding this proposal were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
49,063,230	1,943,938	9,365	18,326,698

Proposal 4: The Company’s stockholders approved the advisory vote on executive compensation.  The votes regarding this proposal were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
36,634,492	14,307,416	74,625	18,326,698

Proposal 5: The Company’s stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending June 30, 2013.  The votes regarding this proposal were as follows:

Votes For	Votes Against	Votes Abstained
68,861,071	447,639	34,521

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

4.1                            Certificate of Amendment to Amended and Restated Certificate of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 26, 2012	ARRAY BIOPHARMA INC.

	By:	/S/ R. MICHAEL CARRUTHERS
	Name:	R. Michael Carruthers
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation